EXHIBIT 99.1

For Immediate Release	Contact:	Jay Jacobson Financial Relations (914) 722-2737

JANEL WORLD TRADE REPORTS ITS FISCAL 2009 RESULTS

JAMAICA, NY – January 14, 2010 -- Janel World Trade, Ltd. (OTC BB:  JLWT), a full-service global provider of integrated transportation logistics services, today announced financial results for its fiscal full year and fourth quarter ended September 30, 2009.

Full-Year Results

For the 12 months ended September 30, 2009, Janel reported revenue of $71,852,806, down 13% as compared to fiscal 2008 revenue of $82,745,383.  By segment, full-year revenue consisted of transportation logistics of $71,663,175 and computer software of $189,631.  Net revenue (revenue minus forwarding expenses) of $8,434,063 was also comparably lower than the prior year’s level of $9,786,142.  The factors influencing the decline in total revenue over the year were twofold:  1) the substantially weaker domestic economic backdrop, which reduced the level of shipping activity of most of the Company’s clients and 2) lower average ocean and air freight rates, which, after the Company’s markup, are passed along to customers.
Reflecting the industry’s lower freight carrier rates, lower customer volumes handled and, to a lesser extent, the substitution of lower-cost ocean for air shipments, the Company’s forwarding expenses for the year declined by $9,540,498, or 13%.  The net result of these changes was a slight year-over-year decrease in forwarding expense as a percentage of transportation logistics revenue, which fell (i.e., improved) by 19 basis points from 88.69% to 88.50%, a decline favorable to the Company’s year-to-year net revenue and operating margin comparisons.
For the latest fiscal year, Janel incurred SG&A expenses totaling $8,574,504, down $962,227 or 10%, as compared to the fiscal 2008 level of $9,536,731.  The decrease in overhead was due to both lower sales commissions payable as shipping revenue dropped and to the stringent cost-savings efforts initiated by the Company, which included a significant reduction in corporate headcount from 79 to 62 employees over the fiscal year.

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150-14 132nd Avenue	www.janelgroup.net	Phone: (718) 527-3800
Jamaica, NY 11434		Fax: (718) 527-1689

JANEL WORLD TRADE REPORTS ITS FISCAL 2009 RESULTS

During fiscal 2009, the Company also continued to closely manage its Order Logistics, Inc. (OLI) business with an eye toward minimizing its negative effect on Janel’s consolidated operating results.  Accordingly, the OLI operating loss for fiscal 2009 was $(546,032), excluding amortization.  Amortization charged against OLI assets was reduced year-over-year by $450,178 to $197,072 in fiscal 2009, while the OLI-related impairment loss for 2009 as compared to 2008 was slashed by $746,510 to $1,066,240.  As a result of these 2009 charges, the Company has now completed the balance sheet write-down of all OLI-related intangible assets to a value of $0.  As a slight offset to the reductions in amortization and impairment, the Company reported interest expense in fiscal 2009 of $224,706, up from the year-earlier level of $149,389.  The majority of such interest was attributable to borrowings incurred to finance the 2007 OLI asset acquisition.  Thus, on a GAAP basis and principally as a result of the OLI-related operating loss, amortization, impairment and incremental interest expense, the Company reported a fiscal 2009 fully diluted net loss available to common shareholders of $(1,256,198), or $(0.07) per share.  This was, however, a year-over-year increase in profitability of $404,229, or 24%, as compared to the fiscal 2008 reported net loss available to shareholders of $(1,660,427).
On a non-GAAP, EBITDA basis, and also excluding the OLI-related impairment and operating losses, as noted above, Janel’s unencumbered transportation logistics operating income would have been $556,486.

Fourth Quarter Results
For its fiscal 2009 fourth quarter, Janel reported total Company revenue of $17,910,136, down 27% year-over-year.  The decrease again primarily reflected a significant year-over-year reduction in freight rates charged by air and ocean carriers, which the Company marks up and then passes through to its customers, and to a lesser extent, the continuing drop-off in Janel’s customers’ commercial shipping activities as a result of the ongoing recession in the U.S. economy during the period.  By segment, the latest quarter consisted of transportation logistics revenue of $17,889,374 and computer software revenue of $20,762.  The 2009 fourth quarter operating loss of $(18,054), an improvement of $118,168 year over year, was the best quarterly operating performance since the first quarter of fiscal 2008.  Including the full OLI-related impairment charge of $1,066,240 taken in the period, the fourth quarter showed a net loss of $(735,126), or $(0.04) per diluted share.

Review and Outlook
James N. Jannello, the Company’s executive vice president and chief executive officer, stated, “Our fiscal 2009 revenue decline is clearly a reflection of the much weaker economy in which we operated during the entire period.  Our reported gross and net revenues were each doubly squeezed both by our customers’ reduced overall shipping volumes and, in turn, by the industry’s lower freight rates applied to

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JANEL WORLD TRADE REPORTS ITS FISCAL 2009 RESULTS

those shipments.  A mix shift from air to ocean also affected our overall revenue as well as our margins on that business.  Thus, the multiplying effects of the recession-induced downturn alone were sufficient to reduce the overall profitability from our core transportation business.  And the eroded logistics earnings, added to the charges taken to complete the impairment and intangibles amortization write-offs of our OLI acquisition, were the principal factors determining the magnitude of our reported loss for the year.”

“During the year, however, as we have previously reported, we have worked diligently to bring our overhead expenses in line with our reduced level of business.  In this regard, our reported sales, general and administrative expense for 2009 was cut by more than $962,000 or 10%, largely reflecting a yearend-to-yearend workforce reduction of 17 people, or 22%, including six additional headcount cuts made in the 2009 fourth quarter.  SG&A savings were also realized as the result of lower sales commissions earned on our lower base of 12-month revenue.  In fact, of the full-year SG&A savings, more than $425,000 was cut from our year-over-year fourth quarter comparison alone.  These cuts translated essentially dollar for dollar to improved pretax results.  In addition as shown in our segment reporting, the measures we have taken have successfully reduced our operating loss related to computer software – principally OLI – from $(1,173,233) in fiscal 2008 to $(656,704) in 2009, a year-over-year increase in profitability of $516,529.”

Jannello continued, “As we look at the year just concluded and also to our anticipated business performance for the year ahead, several factors are significant.  First, while our results were without question depressed substantially by one of the most severe recessionary downturns in history, it is most encouraging to note that on a non-GAAP basis and excluding the OLI-related loss and charges, our core transportation logistics segment still showed EBITDA earnings of more than $556,000.  We believe that this calculation, as shown in the attached GAAP reconciliation table, is the best measure revealing the underlying long-term strength of our core logistics business.  As the U.S. economy slowly begins to rebound, as the most recent quarterly domestic GNP and international trade data suggest is the case, we are confident that our customers’ businesses, and consequently our own, will also show corresponding improvements at the top and bottom lines.”

“Second, with regard to OLI, we have moved as quickly as possible to phase out this business and to eliminate its drag on our corporate earnings.  And, as a result, our computer software segment revenue dropped by approximately $294,000 year-over-year, which we offset by vigorously cutting OLI day-to-day operating expenses by approximately $274,000.  In addition, we have now completed the asset write-downs related to that acquisition.  We will therefore be reporting a substantially lower corporate amortization expense and no additional OLI-related impairment losses going forward.  We expect these reductions in OLI operating expenses and the other related balance sheet charges to substantially increase

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JANEL WORLD TRADE REPORTS ITS FISCAL 2009 RESULTS

our reported profitability in the quarters ahead.”
Jannello concluded, “And, lastly, we are continuing to develop our Environmental Projects Division (EPD), which we started earlier this year.  Shortly, we expect to issue a further release detailing the Division’s recent progress, which we believe is laying the foundation for a significant new source of revenue for our Company.”

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About Order Logistics, Inc.

Order Logistics, Inc., a wholly owned subsidiary of Janel World Trade, Ltd. that is based in Champaign, Illinois, provides solutions that allow companies to more effectively discover, manage, and execute global supply chain strategies. The Order Logistics team, technology, strategies, solutions and dedicated transportation resources allow organizations to access world-class visibility, information and controls without disrupting existing plans, processes, partnerships and information systems. By leveraging technology, business solutions, operational expertise and a centralized capacity network of transportation providers to take advantage of logistical opportunities, Order Logistics provides end-to-end solutions to its customers. This allows each customer to better control its unique distribution network and utilize existing information systems to their full capacity. For additional information, visit www.orderlogistics.com.

About Janel World Trade, Ltd.

Janel World Trade, Ltd. is a global provider of integrated logistics services, including domestic and international freight forwarding via multi-modal carriers, customs brokerage, warehousing and distribution, and other transportation-related services. With offices throughout the U.S. (New York, Chicago, Los Angeles, and Atlanta) and the Far East (Hong Kong, Shanghai, and Shenzhen), the Company provides the comprehensive services necessary to handle its customers' shipping needs throughout the world. Cargo can be transported via air, sea or land, and Janel's national network of locations can manage the shipment and/or receipt of cargo into or out of any location in the United States. Janel is registered as an Ocean Transportation Intermediary and licensed as a NVOCC (non-vessel operating common carrier) by the Federal Maritime Commission. Janel World Trade, Ltd.'s headquarters is located in Jamaica, New York, adjacent to the JFK International Airport, and its common stock is listed on the OTC Bulletin Board under the symbol "JLWT." Additional information on the Company is available on its website at www.janelgroup.net.

Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "intend," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company's dependence upon conditions in the air, ocean and land-based freight forwarding industry, the size and resources of many competitors, the need for the Company to effectively integrate acquired businesses and to successfully deliver its primary services, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission, including its most recent Form 8-K, Form 10-Q and Form 10-K filings. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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JANEL WORLD TRADE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	---------SEPTEMBER 30,----------
	2009	2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents ( Note 1)	$1,483,150	$2,428,098
Accounts receivable, net of allowance for
doubtful accounts of $85,368 in 2009 and $129,953 in 2008	4,616,244	6,102,205
Marketable securities (Note 3)	52,100	52,044
Loans receivable - officers (Note 4)	114,616	142,574
- other	4,908	25,632
Prepaid expenses and sundry current assets	239,437	228,664
Tax refund receivable (Note 12)	289,000	83,000
TOTAL CURRENT ASSETS	6,799,455	9,062,217

Property and equipment, net (Note 6)	179,779	303,855

OTHER ASSETS:
Intangible assets, net (Note 7)	1,875,754	3,300,119
Security deposits	55,991	50,801
Deferred income taxes (Note 12)	1,114,000	754,000
TOTAL OTHER ASSETS	3,045,745	4,104,920

	$10,024,979	$13,470,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Convertible promissory notes (Note 8)	$-	$400,000
Note payable – bank (Note 9)	-	750,000
- other (Note 2A)	125,000	125,000
Accounts payable – trade	3,116,830	3,902,719
- related party (Note 5)	100,078	143,422
Accrued expenses and taxes payable	422,110	303,659
Current portion of long-term debt (Note 10)	544,141	786,308
TOTAL CURRENT LIABILITIES	4,308,159	6,411,108

OTHER LIABILITIES:
Long-term debt (Note 10)	1,506,096	2,110,237
Deferred compensation	78,568	78,568
TOTAL OTHER LIABILITIES	1,584,664	2,188,805

STOCKHOLDERS’ EQUITY (Note 11)	4,132,156	4,871,079

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,024,979	$13,470,992

The accompanying notes are an integral part of these consolidated financial statements

JANEL WORLD TRADE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	-----------YEAR ENDED SEPTEMBER 30,-------------
	2009	2008	2007

REVENUES (Note 1)	$71,852,806	$82,745,383	$74,947,442

COSTS AND EXPENSES:
Forwarding expenses	63,418,743	72,959,241	66,775,078
Selling, general and administrative	8,574,504	9,536,731	7,624,360
Amortization of intangible assets	416,392	702,846	-
TOTAL COSTS AND EXPENSES	72,409,639	83,198,818	74,399,438

OPERATING INCOME (LOSS)	(556,833)	(453,435)	548,004

OTHER ITEMS:
Impairment loss (Note 2)	(1,066,240)	(1,812,750)	-
Interest and dividend income	14,581	43,147	59,175
Interest expense	(224,706)	(149,389)	(500)
TOTAL OTHER ITEMS	(1,276,365)	(1,918,992)	58,675

INCOME (LOSS) BEFORE INCOME TAXES	(1,833,198)	(2,372,427)	606,679

Income taxes (credit) (Note 12)	(592,000)	(727,000)	283,700

NET INCOME (LOSS)	(1,241,198)	(1,645,427)	322,979

Preferred stock dividends (Note 11)	15,000	15,000	10,833

NET INCOME (LOSS) AVAILABLE TO
COMMON STOCKHOLDERS	$(1,256,198)	$(1,660,427)	$312,146

OTHER COMPREHENSIVE INCOME
NET OF TAX:
Unrealized gain (loss) from available
for sale securities	$(197)	$(25,270)	$8,897
Basic earnings (loss) per share	$(.07)	$(.10)	$.02
Diluted earnings (loss) per share	$(.07)	$(.10)	$.02
Basic weighted average number of shares outstanding	17,545,712	17,011,278	16,978,142
Diluted weighted average number of shares outstanding	17,945,712	17,431,552	17,378,142

The accompanying notes are an integral part of these consolidated financial statements

JANEL WORLD TRADE, LTD. AND SUBSIDIARIES
RECONCILIATION OF EBITDA WITH GAAP

	YEAR ENDED SEPTEMBER 30,
	2009	2008

NET INCOME (LOSS) PER FINANCIAL STATEMENT	(1,241,198)	(1,645,427)

INTEREST EXPENSE	224,706	149,389

INCOME TAX EXPENSE (CREDIT)	(592,000)	(727,000)

DEPRECIATION EXPENSE	136,314	135,828

AMORTIZATION EXPENSE	416,392	702,846

EBITDA (Earnings before interest, taxes, depreciation and amortization)	(1,055,786)	(1,384,364)

IMPAIRMENT LOSS	1,066,240	1,812,750

OLI OPERATING LOSS	546,032	525,983

Earnings before interest, taxes, depreciation
amortization, impairment and OLI
operating loss	556,486	954,369